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                                                                    Exhibit 99.1

[TECO LOGO}



                                                           FOR IMMEDIATE RELEASE

CONTACT:          NEWS MEDIA: LAURA PLUMB - (813) 228-1572
                  INVESTOR RELATIONS: MARK KANE - (813) 228-1772
                  INTERNET: www.tecoenergy.com

            TECO ENERGY REPORTS PRELIMINARY THIRD QUARTER RESULTS AND
                       ANNOUNCES PLANS TO SELL NEW SHARES

            SALE OF NEW SHARES TO ADD GREATER CERTAINTY TO 2003 PLAN

TAMPA, FL, OCTOBER 8, 2002 - TECO Energy, Inc. (NYSE:TE) today reported preliminary third quarter results and announced it is accelerating a portion of its 2003 plan and increasing its certainty by selling new shares.

FINANCIAL RESULTS

         The company reported preliminary third quarter earnings from continuing operations of $.72 per share (basic), up 7 percent from $.67 per share in 2001. Net income from continuing operations for the quarter was $112.8 million, 24 percent higher than the $90.8 million recorded in the 2001 period. Because a part of TECO Energy's announced financial plan calls for the sale of TECO Coalbed Methane's gas producing assets, TECO Coalbed Methane is shown as discontinued operations effective with the third quarter results. Total earnings per share including discontinued operations at TECO Coalbed Methane were $.76 compared with $.72 for the third quarter last year. The average number of common shares outstanding in the third quarter was 15 percent higher than in the same period in 2001. Net income from discontinued operations and net income and earnings per share are shown in the summary information that follows. A complete release of the quarter's results including segment information and financial statements is planned for the originally scheduled date of October 17, 2002.

         Third quarter results include $6 million in after-tax income from a settlement agreement with the Electric Reliability Council of Texas (ERCOT) relating to amounts due



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for ancillary services provided by TECO Power Services' Frontera Power Station in the second quarter. This settlement agreement has been executed, subject to ERCOT board approval later this month and is separate from the company's previously announced agreement with ERCOT for a reliability must run (RMR) contract. Also included in third quarter results is a $3.0 million after-tax charge for an aircraft leased to US Airways by the company's TECO Investments subsidiary.

         Year-to-date earnings per share from continuing operations increased more than 11 percent to $1.80 from $1.61 per share for the nine-month period ended Sept. 30, 2002. Net income from continuing operations for the 2002 nine-month period increased almost 23 percent to $263.6 million, compared with $214.7 million for the same period last year. Total earnings per share including the discontinued operations of TECO Coalbed Methane were $1.91, compared with $1.79 for the first nine months last year.

         On September 23, the company announced a financial plan that called for no incremental debt financing and for maintenance of its dividend. The plan included $250 million of capital expenditure reductions, $400 million of monetizations and asset sales and it identified $250 million in proceeds from offshore cash repatriation, non-recourse refinancing, and other financial transactions and asset sales. The sale of the common stock referred to below will virtually eliminate reliance on these other financial transactions and asset sales.

         Chairman and CEO Robert Fagan said, "Our decision to issue equity enhances our overall plan by accelerating its completion and strengthening our balance sheet position immediately. The monetizations and asset sales identified in our plan are moving forward at a fast pace. A letter of intent for the sale of Tampa Electric's gasifier to a third party has been signed on terms that would allow the company to continue to operate the facility and purchase its output, and negotiations on a definitive agreement are proceeding. The offering memoranda for the monetization of TECO Coal's synfuel production and for the sale of the coalbed methane properties are available, and we are seeking to complete both transactions as soon as possible and at least one by year end."

         Earnings per share guidance for 2002 and 2003 given at the end of September are being adjusted for the issuance of the new shares. The new shares are expected to reduce 2002 earnings by 5 cents and 2003 earnings by 10 cents from the previous guidance.


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COMMON STOCK OFFERING

         TECO Energy plans to offer 15 million shares of its common stock through underwriters led by Morgan Stanley. This offering is expected to be marketed to retail and institutional investors. The sale of the common stock will be made under the company's existing shelf registration statement. The company expects to commence the offering during the week of October 7.

         In connection with the offering, TECO Energy will also grant the underwriters an option for a period of 30 days to purchase an additional 2.25 million shares of the company's common stock to cover any over-allotments.

         The proceeds from the sale of these shares are expected to be used to reduce short-term debt.

         This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction. The offering is being made only by means of a prospectus. A copy of the prospectus may be obtained from the offices of Morgan Stanley, 1585 Broadway, New York, NY 10036. An electronic copy of the prospectus will be available from the Securities and Exchange Commission's Web site at www.sec.gov.

         TECO Energy (www.tecoenergy.com) is a diversified, energy-related holding company headquartered in Tampa. Its principal businesses are Tampa Electric, Peoples Gas, TECO Power Services, TECO Transport, TECO Coal, TECO Coalbed Methane, and TECO Solutions.


Note: This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. These forward-looking statements include references to our anticipated results of operations, growth rates, capital investments, financing requirements, project completion dates, future transactions and other plans. Certain factors that could cause actual results to differ materially from those projected in these forward-looking statements include the following: issuance of complete third quarter results; energy price changes affecting TPS' merchant plants; TPS' ability to sell the output of the merchant plants operating or under construction at a premium to the forward curve prices and to obtain power contracts to reduce earnings volatility; completion of TPS' settlement agreement with ERCOT; any unanticipated need for additional equity capital that might results from lower than expected cash flow or higher than projected capital requirements; TECO Energy's ability to successfully complete the monetization of its synthetic fuel and gasification facilities, the sale of gas properties and other transactions identified in its new business plan;


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TECO Energy's ability to maintain credit ratings sufficient to avoid posting letters of credit relating to its construction loans and to avoid providing additional assurances to counterparties; and TECO Energy's ability to complete its planned refinancing of notes on terms that qualify as a debt-for-debt exchange for accounting purposes. Others factors include: general economic conditions, particularly those in Tampa Electric's service area affecting energy sales; weather variations affecting energy sales and operating costs; potential competitive changes in the electric and gas industries, particularly in the area of retail competition; regulatory actions affecting Tampa Electric, Peoples Gas System or TECO Power Services; commodity price changes affecting the competitive positions of Tampa Electric and Peoples Gas System, as well as the margins at TECO Coalbed Methane and TECO Coal; changes in and compliance with environmental regulations that may impose additional costs or curtail some activities; TPS' ability to successfully construct, finance and operate its projects on schedule and within budget; the ability of TECO Energy's subsidiaries to operate equipment without undue accidents, breakdowns or failures; interest rates, credit ratings and other factors that could impact TECO Energy's ability to obtain access to sufficient capital on satisfactory terms; and TECO Coal's ability to successfully operate its synthetic fuel production facilities in a manner qualifying for Section 29 federal income tax credits, which could be impacted by changes in law, regulation or administration. Some of these factors and others are discussed more fully under "Investment Considerations" in the company's Current Report on Form 8-K filed on September 25, 2002.





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SUMMARY INFORMATION (AS OF SEPTEMBER 30)

                                                       THREE MONTHS             NINE MONTHS               TWELVE MONTHS
                                                           ENDED                   ENDED                      ENDED
                                                 ============================================================================
(millions except per share amounts)
                                                      2002       2001         2002          2001         2002          2001
                                                     ------      -----       ------        ------       ------        ------
Net income from continuing operations                $112.8      $90.8       $263.6        $214.7       $322.7        $266.0
Net income (loss)from
  discontinued operations                               6.1        6.5         16.4          24.2         22.1          30.7
                                                     ------      -----       ------        ------       ------        ------
Net income                                           $118.9      $97.3       $280.0        $238.9       $344.8        $296.8
                                                     ======      =====       ======        ======       ======        ======
Earnings per share from
  continuing operations - basic                       $0.72      $0.67        $1.80         $1.61        $2.23         $2.02
Earnings per share from
  continuing operations - diluted                     $0.72      $0.66        $1.80         $1.60        $2.23         $2.00
Earnings per share - basic                            $0.76      $0.72        $1.91         $1.79        $2.38         $2.26
Earning per share - diluted                           $0.76      $0.71        $1.91         $1.78        $2.38         $2.24
Average common shares
  outstanding - basic                                 156.1      136.0        146.4         133.0        144.6         131.4
Average common shares
  outstanding - diluted                               156.1      136.9        146.7         134.1        144.9         132.4